Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated February 24, 2017 with respect to the consolidated financial statements, schedule, and the internal control over financial reporting of Rayonier Advanced Materials Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2016, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ Grant Thornton LLP

Certified Public Accountants

Jacksonville, Florida

June 26, 2017